UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Exar Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

48720 Kato Road,

Fremont, CA 94538

(Address of principal executive offices) (Zip Code)

(510) 668-7000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 28, 2017, Exar Corporation (“Exar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MaxLinear, Inc., a Delaware corporation (“MaxLinear”), and Eagle Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Exar, par value $0.0001 per share (the “Shares”), at a price of $13.00 per share (the “Offer Price”), without interest thereon, net to the seller in cash, and subject to reduction for any applicable U.S. federal withholding, back-up withholding or other applicable tax withholdings, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 13, 2017 (as amended or supplemented from time to time), and in the related Letter of Transmittal (as amended or supplemented from time to time).

The Offer expired at midnight (Eastern time) on May 11, 2017 (the “Expiration Time”). The depositary and paying agent for the Offer advised that, as of the Expiration Time, a total of 44,385,399 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represented approximately 85.4% of the outstanding Shares as of the Expiration Time. Purchaser accepted for exchange all such Shares validly tendered and not properly withdrawn pursuant to the Offer.

On May 12, 2017, pursuant to the terms and conditions of the Merger Agreement, MaxLinear completed its acquisition of Exar when Purchaser merged with and into Exar (the “Merger”), with Exar continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly-owned subsidiary of Parent.

The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than Shares owned by MaxLinear, any subsidiary of MaxLinear or Exar, or held in treasury by Exar, or Shares held by stockholders who properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL if certain other conditions and statutory requirements described therein are met (“Dissenting Shares”), which were canceled and extinguished) was converted into the right to receive the Offer Price.

The Offer Price and related costs and expenses were funded from (i) available cash on hand, (ii) cash on hand at Exar and (iii) third-party debt financing provided pursuant to that certain Credit Agreement, dated as of May 12, 2017, by and among MaxLinear, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 of this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Exar’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2017 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the market opening on May 12, 2017, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Exar (i) notified The New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE file a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will have ceased trading on the NYSE immediately prior to opening of trading on May 12, 2017. Exar also intends to file with the SEC a Form 15 requesting the deregistration of the Shares and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than Shares owned by MaxLinear, any subsidiary of MaxLinear or Exar, or held in treasury by Exar, or Dissenting Shares, which were canceled and extinguished) was converted, at the Effective Time, into the right to receive the Offer Price. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Exar, other than the right to receive the Offer Price.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, a change in control of Exar occurred. Upon the Effective Time, Purchaser merged with and into Exar, with Exar continuing as the Surviving Corporation and a wholly-owned subsidiary of MaxLinear.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Gary Meyers, Behrooz Abdi, Izak Bencuya, Ryan Benton, Pierre Guilbault, Brian Hilton and Jeffrey Jacobowitz (collectively, the “Former Directors”) ceased serving as members of the board of directors of Exar and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (a) the certificate of incorporation of Exar was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation became the certificate of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation is “Exar Corporation” and (b) the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation.

Copies of the amended and restated certificate of incorporation and Bylaws of the Surviving Company are attached as Exhibit 3.1 and Exhibit 3.2 respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2017, among Exar Corporation, MaxLinear, Inc. and Eagle Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Exar Corporation on March 29, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Exar Corporation.

3.2	Bylaws of Exar Corporation.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION

Date: May 12, 2017	By:	/s/ Kishore Seendripu
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2017, among Exar Corporation, MaxLinear, Inc. and Eagle Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Exar Corporation on March 29, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Exar Corporation.

3.2	Bylaws of Exar Corporation.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.